Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated September 1, 2020 relating to the financial statements for the year ended June 30, 2020 of Opthea Limited, appearing in the registration statement No. 333-249020 on Form F-1 of Opthea Limited.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Perth, Australia

December 1, 2020